TRAVELERS SERIES FUND INC.

ARTICLES OF AMENDMENT
CHANGING NAME OF SERIES
PURSUANT TO MGCL SECTION 2-605


	Travelers Series Fund Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST: The Charter of the Corporation is hereby amended to provide as follows:

	The name of the "GT Global Strategic Income Portfolio" series of capital stock of the Corporation is hereby changed to the "INVESCO Global Strategic Income Portfolio" series of capital stock of the Corporation.

	SECOND: The amendment does not change the outstanding authorized capital stock of the Corporation or the aggregate par value thereof.

	THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the Corporation's
Board of Directors and is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law.

	FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

	FIFTH: The amendment to the Charter of the Corporation effected hereby shall become effective at 9:00 a.m. on June 10, 1999.

	IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on this 9th day of June, 1999.


ATTEST:	TRAVELERS SERIES FUND
INC.



____________________________________
	________________________
______________
Name:  Christina T. Sydor 	Name:  Lewis E. Daidone
Title:    Secretary	Title:   Senior Vice
President/Treasurer








	THE UNDERSIGNED, the Senior Vice President/Treasurer of Travelers Series Fund Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




	_______________________________
							Name:  Lewis E. Daidone
							Title:   Senior Vice
President/Treasurer



U:\legal\funds\$sts\2000\secdocs\Artamend